UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

WASHINGTON PRIME GROUP INC.
WASHINGTON PRIME GROUP, L.P.
(Exact name of Registrant as specified in its Charter)

Indiana Indiana	001-36252 333-206500-01	46-4323686 46-4674640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street	Columbus	Ohio	43215
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	WPG	New York Stock Exchange
7.5% Series H Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRH	New York Stock Exchange
6.875% Series I Cumulative Redeemable Preferred Stock, par value $0.0001 per share	WPGPRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Items.

As previously reported, on June 13, 2021 Washington Prime Group Inc. (the “Company”) and Washington Prime Group, L.P., the operating partnership of the Company, and certain of their direct and indirect subsidiaries (collectively, the “Company Parties”) voluntarily filed petitions under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Washington Prime Group Inc., Case No. 21-31948 (MI).

On June 17, 2021, the Bankruptcy Court entered the Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock or Preferred Stock and (II) Granting Related Relief, Docket No. 140 (the “NOL Order”). The NOL Order is designed to assist the Company Parties in preserving certain of their tax attributes by establishing, among other things, the procedures (including notice requirements) that certain stockholders and potential stockholders must comply with regarding transfers of, or declarations of worthlessness with respect to, the Company’s common stock or preferred stock, as applicable, as well as certain obligations with respect to notifying the Company Parties with respect to current stock ownership (the “Procedures”). The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the NOL Order by the Bankruptcy Court (except with respect to the Vanguard Entities for which procedures became effective at 5:00 p.m., Central Time, on June 17, 2021). Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio, and (a) the person or entity making such a transfer will be required to take remedial actions specified by the Company Parties to appropriately reflect that such transfer of the Company’s common stock or preferred stock, as applicable, is null and void ab initio and (b) the person or entity making such a declaration of worthlessness with respect to the Company’s common stock or preferred stock, as applicable, will be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases, including the NOL Order, can be found at a website maintained by the Company’s claim agent Prime Clerk at http://cases.primeclerk.com/washingtonprime, by calling (877) 329-1913 (toll-free), or by sending an email to washingtonprimeinfo@primeclerk.com. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2021		Washington Prime Group Inc.

	By:	/s/ Mark E. Yale
Mark E. Yale
Executive Vice President and Chief Financial Officer

Washington Prime Group, L.P.

By: Washington Prime Group Inc., its sole partner.

	By:	/s/ Mark E. Yale
Mark E. Yale
Executive Vice President and Chief Financial Officer